Exhibit 10.4

PaySimple Holdings, Inc.
2016 Equity Incentive Plan

AMENDED AND RESTATED RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Award Agreement”), is hereby amended and restated as of August 23, 2019 (the “Date of Grant”), by and between PaySimple Holdings, Inc., a Delaware corporation (the “Company”), and Matt Feierstein (the “Participant”). Capitalized terms not otherwise defined herein shall have the same meanings as in the PaySimple Holdings, Inc. 2016 Equity Incentive Plan, as amended, restated or otherwise modified from time to time (the “Plan”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan, which is incorporated herein by reference and made a part of this Award Agreement;

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to amend the original grants of the restricted stock as provided for herein to the Participant pursuant to the Plan and the terms set forth herein; and

WHEREAS, the Company and the Participant are parties to Restricted Stock Award Agreements, dated as of October 24, 2017 and August 14, 2018 (the “Original Agreements”), which the Company now wishes to amend and restate.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.          Grant. The Company hereby modifies the vesting terms of the grants to the Participant of 600,000 shares of Restricted Stock on October 24, 2017 and 600,000 shares of Restricted Stock on August 14, 2018 (collectively, the “Award”) on the terms and conditions set forth herein and in the Plan. The vested portion of the Award shall be referred to as the “Vested Stock,” and any unvested portion of the Award shall be referred to as the “Unvested Restricted Stock.”

2.          Vesting. On each date that an Investment Amount is actually funded by the Sponsor Stockholders to the Company, a number of shares of Restricted Stock shall vest equal to: (a) with respect to the first $150 million of the Investment Amount, 1.24% of the number of shares received by the Sponsor Stockholders in exchange for such Investment Amount, subject to the Participant’s continued Service on such date, and (b) with respect to any Investment Amount in excess of the initial $150 million described in the previous clause (a), 0.62% of the number of shares received by the Sponsor Stockholders in exchange for such Investment Amount, subject to the Participant’s continued Service on such date. As used herein, “Investment Amount” means the aggregate cash consideration actually paid by the Sponsor Stockholders to acquire equity securities of the Company in connection with the Company’s (or one of its subsidiaries) acquisition of such business. As used herein, “Sponsor Stockholders” means the PSG Stockholder and SLA Eclipse Aggregator, L.P. and their affiliates.

3.          Forfeiture/Termination. Any Unvested Restricted Stock shall be forfeited without consideration upon termination of the Participant’s Service. For the avoidance of doubt, Vested Stock shall not be subject to forfeiture or any right of repurchase. Notwithstanding the foregoing, this Award Agreement and any unvested restricted stock shall automatically terminate upon the earlier to occur of an IPO or a Sale as defined in the Stockholders’ Agreement. As used herein, “Stockholders’ Agreement” refers to the stockholders’ agreement entered into by and among the Company, the PSG Stockholders and certain other stockholders as of October 17, 2016.

4.          Stockholders Agreement. The Participant agrees and acknowledges that as a condition to the grant of the Award granted under this Award Agreement, the Participant shall execute and become a party to and be bound by the terms and conditions of the Stockholders Agreement, pursuant to a joinder agreement substantially in the form attached as Exhibit B hereto, and Participant’s spouse, if any, shall execute a spousal consent form substantially in the form attached as Exhibit C hereto.

5.          Issuance of the Shares. The Restricted Stock subject to the Award shall be registered in the name of the Participant on the records of the Company, may be issued in book- entity form (with no physical certificate issued to the Participant) and shall be subject to such stop- transfer orders and other restrictions as the Committee may deem advisable.

6.          [Reserved]

7.          Restrictive Covenants.

(a)          Non-Competition and Non-Solicitation. In view of the unique and valuable services expected to be rendered by the Participant to the Company, the Participant’s knowledge of the trade secrets and other proprietary information relating to the business of the Company and in consideration of the compensation to be received hereunder and the Participant’s direct or indirect ownership interest in the Company, the Participant hereby acknowledges and agrees that:

(i)          Non-Competition. During his or her Service with the Company and, if the Participant is not a California resident at the time of termination of his or her Service with the Company, for a period of one (1) year following the termination of the Participant’s Service (the “Restrictive Covenant Period”), the Participant shall not, directly or indirectly, be employed by or otherwise provide services for, including, but not limited to, as a consultant, independent contractor or in any other capacity, or own or invest in (other than ownership for investment purposes of less than one percent (1%) of a publicly traded company) any company or other entity or organization that engages, operates or is substantially involved in the business carried on by the Company as of the date of termination of the Participant’s Service or that otherwise competes with the Company as of the date of termination of the Participant’s Service, including the business of an online payment solution that offers integrated invoicing and payment acceptance in one system (a “Restricted Business”) in any jurisdiction in which the Company or any of its Subsidiaries engages or plan to engage in or has notified Participant that it intends to engage in a Restricted Business immediately prior to the termination of the Participant’s Services.

(ii)          Non-Solicitation and -Hire of Employees. During Restrictive Covenant Period, the Participant shall not without the prior written consent of the Company, directly or indirectly, solicit for employment or hire any employee or independent contractor of the Company or any of its Subsidiaries or Affiliates (collectively, the “Restricted Persons”). Notwithstanding the foregoing, this provision shall not prevent or restrict in, any manner the placement of general advertisements that may be targeted to a particular geographic area or area of expertise but that are not specifically targeted toward the Restricted Persons (provided, that in no event may any of the Restricted Persons be hired as a result thereof).

(iii)          Non-Solicitation of Customers. During the Restrictive Covenant Period, the Participant shall not, without the prior written consent of the Company, directly or indirectly (i) persuade or attempt to persuade any potential customer or client to which the Company or any of its Subsidiaries has made a presentation, or with which the Company or any of its Subsidiaries has had discussions, in each case to the extent that such presentations or discussions took place during the last eighteen (18) months of the Participant’s Service and that the Participant had actual knowledge of such presentations or discussions, not to hire the Company or such Subsidiary, or to hire another company in connection with any business of the type and character engaged in providing services of a similar nature to those provided by the Company and its Subsidiaries during the Participant’s Service with the Company or any of its Subsidiaries, in each case in the United States or in any other geographic location where the Company, any of its Subsidiaries or any of their Affiliates do business or, during the Participant’s Service, have specific plans to conduct business in the future and as to which the Participant has knowledge of such plans (“Restricted Activities”); or (ii) except on behalf of the Company and its Subsidiaries, solicit for any person the business of (x) any customer or client of the Company or any of its Subsidiaries as of the termination of the Participant’s Service, or (y) any person who was a customer or client of the Company or any of its Subsidiaries within the one year period prior to the termination of the Participant’s Service in connection with any Restricted Activities.

(iv)          The restrictive covenants set forth in this Section 7 in addition to any similar covenants that the Participant is subject to pursuant to any employment or similar agreement between the Participant and the Company or its Subsidiaries and such covenants are in no way superseded by the restrictive covenants included in this Section 7 and, in the event of any conflict, the more restrictive of the conflicting restrictive covenants shall apply. The restrictive covenants set forth in this Section 7 shall apply only to the extent permissible under applicable law.

(v)          Tolling. In the event of any violation of the provisions of this Section 7(a), the Participant acknowledges and agrees that the post-termination restrictions contained in this Section 7(a) shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post- termination restriction period shall be tolled during any period of such violation.

(vi)          Remedies. It is specifically understood and agreed that any breach of the provisions of this Section 7 is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have in the event of a breach or threatened breach of this Section 7, the Company shall be entitled to enforce the specific performance of this Award Agreement by the Participant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without bond and without liability should such relief be denied, modified or violated.

(b)          Confidentiality; Intellectual Property; Non-Disparagement.

(i)          Confidential Information.

(1)          Except as otherwise required by applicable law or pursuant to any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process), or in the good faith performance of duties for the Company and its Affiliates, during the term of tire Participant’s employment with the Company or its Affiliates and for five (5) years thereafter, the Participant shall not, and shall cause the Participant’s Affiliates not to disclose, reveal, divulge or communicate to any person or use or otherwise exploit for their own benefit or for the benefit of anyone other than the Company, its Subsidiaries or its Affiliates, any Confidential Information; provided, however, that in the event that disclosure of the Confidential Information is required by applicable law or pursuant to any judicial or administrative proceeding, the Participant shall provide the Company with prompt written notice of such requirement prior to making any such disclosure so that the Company may, at its own expense, seek an appropriate protective order. The Participant further agrees to (x) follow any of the Company’s policies regarding the use of Confidential Information as they may from time to time be adopted and (y) immediately notify the Company upon learning of any unauthorized disclosure of the Confidential Information. Notwithstanding anything herein to the contrary, pursuant to 18 U.S.C. Section 1833(b), Participant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2)          “Confidential Information” means customer pricing, supplier lists, business or operational methods or processes, records, compilations of information, projects, developments, fees, costs, technology, inventions, trade secrets, trademarks, copyrights, know- how, software, marketing methods and data, strategic plans, sales strategies, financial data or other specialized confidential or proprietary information with respect to the Company, its Subsidiaries and its Affiliates; provided, that “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (w) is or becomes available to the Participant on a non-confidential basis from a source (other than the Company, its Subsidiaries and its Affiliates) not prohibited from disclosing such information to the Participant, (x) was independently developed by the Participant or an Affiliate of the Participant without a breach of the applicable confidentiality and use provisions, (y) was known by the Participant prior to the disclosure thereof by the Company, its Subsidiaries or its Affiliates without any obligation of confidentiality or (z) is or becomes generally known or available to the public other than as a result of a disclosure by the Participant or an Affiliate of the Participant.

(ii)          Assignment of Inventions. The Participant acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by the Participant individually or jointly with others during the period of the Participant’s Service and reasonably relating to the business or contemplated business, research or development of the Company and its Subsidiaries (regardless of where such work product is prepared or whose equipment or other resources are used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof, as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof shall be the sole and exclusive property of the Company.

(iii)          Non-Disparagement. The Participant agrees and covenants that the Participant will not at any time make, publish or communicate to any person or entity or in any public forum or to any person with whom the Company or its Subsidiaries have an existing or prospective business relationship (including, without limitation, existing or prospective employees or customers of the Company or its Subsidiaries), any defamatory or disparaging remarks, comments or statements concerning (x) the Company, its Subsidiaries or its or their businesses, any of the Company’s or its Subsidiaries’ respective Affiliates, employees, officers and directors (in their capacity as such), or any of the Company’s or its Subsidiaries’ existing or prospective customers or suppliers (in their capacity as such) and investors from and after the date of the Participant’s agreement with the Company or (y) the Company’s Investors, their Affiliates or their respective employees, officers and directors (in their capacity as such) from and after the Date of Grant. This provision does not, in any way, restrict or impede the Participant from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided, that such compliance does not exceed that required by the law, regulation or order. The Participant shall promptly provide written notice of any such order to the Chief Executive Officer of the Company.

(iv)          Notwithstanding anything herein to the contrary, nothing in this Agreement shall (i) prohibit Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 2 IF of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) require notification or prior approval by the Company of any reporting described in clause (i) to the extent such prohibition, notification or prior approval would be unlawful.

8.          No Right to Continued Service. The granting of the Award evidenced by Award Agreement shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Subsidiary or Affiliate may have to terminate the Service of the Participant.

9.          Shares Not Registered. Shares and Awards shall Agreement unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including without limitation, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under this Award Agreement, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. The Company shall act in a commercially reasonable manner in taking all necessary actions to issue the Shares. If the Company deems it necessary to ensure that the issuance of securities under this Award Agreement is not required to be registered under any applicable securities laws, each Participant to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires.

10.          Transferability. Unless a Transfer consummated in connection with a Transfer to a Permitted Transferee, the Participant shall not be permitted to Transfer or assign any Restricted Stock except in accordance with the Stockholders’ Agreement.

11.          Adjustment of Restricted Stock. Adjustments to the Restricted Stock shall be made in accordance with the terms of Section 11.1 of the Plan.

12.          Withholding. To the extent that the granting of the Award hereunder, vesting of any Restricted Stock, or occurrence of any other event relating to the Award results in compensation income to the Participant for federal, state or local tax purposes, the Company shall have the power and right to deduct or withhold automatically any amount deliverable under the Award or otherwise, or require the Participant to remit to the Company in cash, the minimum statutory amount to satisfy such taxes.

13.          Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one (1) business day after deposit with Federal Express or similar overnight courier service, or (c) three (3) business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Financial Officer and to the Participant at the address below his or her name on the signature page hereto (or to such other address with respect to a party as such party notifies the other in writing as above provided).

14.          Entire Agreement. This Award Agreement, including Exhibit A attached hereto, and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof, including, for the avoidance of doubt, each Original Agreement.

15.          Amendment; Waiver. No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend, restate or modify the Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

16.          Successors and Assigns; No Third Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns (whether the existence of such successor or assign is the result; of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company) and upon the Participant, and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs) successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

17.          Choice of Law; Arbitration. This Award Agreement, and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Award Agreement or the negotiation, execution or performance of this Award Agreement or the consummation of any of the transactions Contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction, as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. If any contest or dispute arises between the parties with respect to this Award Agreement or the negotiation, execution or performance of this Award Agreement or the consummation of any of the transactions contemplated hereby, other than injunctive and equitable relief with regard to breach of any Restrictive Covenants, such contest or dispute shall be submitted to binding arbitration for resolution in New York, New York in accordance with the rules and procedures of the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA”) then in effect. The decision of the arbitrator shall be final and binding on the parties and may be entered in any court of applicable jurisdiction. The parties shall bear their own legal fees in any arbitration and shall split the fees of the AAA and the arbitrator.

18.          Severable Provisions. The provisions of this Award Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Award Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Award Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

19.          Award Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully and understands the provisions of the Plan and this Award Agreement.

20.          Representations and Warranties of Participant. The Participant represents and warrants to the Company as follows:

(a)          The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Award Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be tax consequences upon the granting of the Award, vesting of the Restricted Stock or disposition of the shares subject to the Award, and that the Participant should consult a tax adviser prior to such time.

(b)          As a condition subsequent to the grant of this Award, the Participant shall file an election under Section 83(b) of the Code (a “Section 83(b) Election”) with the IRS no later than thirty (30) days after the Date of Grant and shall remit the applicable tax withholdings to the Company. A form of Section 83(b) Election has been attached hereto as Exhibit A. The Participant shall provide a copy of such Section 83(B) Election to the Company promptly following its filing. The Participant has been advised to consult with his or her own tax advisors regarding the purchase and holding of the Restricted Stock, and the Company shall bear no liability for and the Participant shall be responsible for any consequences of the Participant making a Section 83(b) Election. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely Section 83(b) Election.

(c)          The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company in connection with this Award Agreement.

21.          Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

*          *          *

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

PaySimple Holdings, Inc.

By:	/s/ Eric Remer
Name:	Eric Remer
Title:	Chief Executive Officer

[Signature Page to Stock Award Agreement]

Agreed and acknowledged:

PARTICIPANT

/s/ Matt Feierstein
Name: Matt Feierstein
Date:

Address:

260 Hudson Street
Denver, CO 80220

[Signature Page to Stock Award Agreement]